UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 28, 2011

PURE BIOSCIENCE, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-21019	33-0530289
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1725 Gillespie Way, El Cajon, California 92020
(Address of principal executive offices, including zip code)

(619) 596-8600
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 29, 2011, Pure Bioscience, Inc. (the “Company”) entered into a Sales Agreement (the “Sales Agreement”) with C.K. Cooper & Company, Inc. (the “Sales Agent”).  Pursuant to the Sales Agreement, the Company may offer and sell shares of its common stock (the “Shares”) having an aggregate offering price of up to $7,000,000, from time to time through the Sales Agent.  The sales, if any, of the Shares under the Sales Agreement will be made in “at the market” offerings as defined in Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on the NASDAQ Capital Market, on any other existing trading market for the Shares or to or through a market maker.

The Shares sold in the offering will be issued pursuant to the Company’s effective shelf registration statement on Form S-3 (Registration No. 333-158555) previously filed with the Securities and Exchange Commission (the “SEC”), in accordance with the provisions of the Securities Act, as supplemented by a prospectus supplement dated April 29, 2011, which the Company filed with the SEC pursuant to Rule 424(b)(5) under the Securities Act.  A Registration Statement on Form S-3MEF was filed by the Company with the Commission on April 29, 2011 to increase the size of the offering, which became effective upon filing in accordance with Rule 462(b) of the Securities Act.

 The Sales Agent is not required to sell any specific number or dollar amount of Shares but will use its commercially reasonable efforts, as the Company’s agent and subject to the terms of the Sales Agreement, to sell the Shares offered, as instructed by the Company.  Actual sales of Shares will depend on a variety of factors to be determined by the Company from time to time, including (among others) market conditions, the trading price of the Company’s common stock and determinations by the Company as to the appropriate sources of funding for the Company.

The Sales Agreement provides that the Company will pay the Sales Agent a fee, not to exceed, in the aggregate, 4.5% of the gross proceeds from the sale of any Shares sold through the Sales Agent. The Sales Agreement contains customary representations, warranties and agreements of the Company and the Sales Agent and customary conditions to completing future sale transactions, indemnification rights and obligations of the parties and termination provisions.

The Company intends to use the net proceeds from any sales of Shares in the offering for general corporate purposes, which may include the development and commercialization of the Company’s products and product candidates and the acquisitions of businesses, products, technologies or licenses that are complementary to the Company’s business.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any Shares, nor shall there be any sale of the Shares in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

The Sales Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Sales Agreement and the transactions contemplated thereby is qualified in its entirety by reference to Exhibit 10.1.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 28, 2011, Michael L. Krall, currently the Company’s Chairman of the Board, President and Chief Executive Officer was appointed as the Company’s Interim Chief Financial Officer, Principal Financial Officer and Principal Accounting Officer, each effective April 28, 2011, and will serve in such positions until a permanent Chief Financial Officer is appointed. Mr. Krall has served as the Company’s Chairman of the Board, President and Chief Executive Officer since 1993.

Item 9.01   Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
5.1	Opinion of Morrison & Foerster LLP.
10.1	Form of Sales Agreement, dated April 29, 2011.
23.1	Consent of Morrison & Foerster LLP (contained in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PURE BIOSCIENCE, INC.
Dated: April 29, 2011	By:	/s/ Michael L. Krall
President, Chairman, Chief Executive Officer and Interim Chief Financial Officer